UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 17, 2013

(Date of earliest event reported)

ITT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue

White Plains, New York

(Address of principal executive offices)

10604

(Zip Code)

(914) 641-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

(b)(c) Effective December 17, 2013, Thomas M. Scalera, currently Senior Vice President and Chief Financial Officer of ITT Corporation (the “Company”), was assigned the responsibilities of Chief Accounting Officer. Mr. Scalera has assumed these responsibilities from Janice Klettner, who is no longer in the role of Chief Accounting Officer due to personal reasons.

The biographical information called for by Item 5.02(c)(2) for Mr. Scalera is incorporated herein by reference to Item 4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, set forth under the caption “Executive Officers of the Registrant.” There were no changes to the compensation of Mr. Scalera as a result of the temporary assumption of these responsibilities.

(d) On December 17, 2013 (the “Effective Date”), the Board of Directors of the Company elected Rebecca McDonald to its Board of Directors effective immediately.

On the Effective Date, the Board of Directors of the Company also appointed Rebecca McDonald to the Audit Committee of the Board of Directors. On the Effective Date, the Board of Directors also considered the independence of Ms. McDonald under the New York Stock Exchange listing standards and the Company’s corporate governance principles and concluded that she is an independent director under the applicable standards.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by ITT Corporation, dated December 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION (Registrant)

December 19, 2013	By:	/s/ Lori B. Marino
		Name:	Lori B. Marino
		Title:	Deputy General Counsel & Secretary (Authorized Officer of Registrant)